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                                                                      EXHIBIT 15





INDEPENDENT ACCOUNTANTS' AWARENESS LETTER


PNM Resources, Inc.
Albuquerque, New Mexico

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of PNM Resources, Inc. and subsidiaries for the three-month periods ended March 31, 2003 and 2002, as indicated in our report dated May 9, 2003 (which review report includes an explanatory paragraph related to the Company's adoption of Statements of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations); because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, is incorporated by reference in this Registration Statement.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Omaha, Nebraska
June 12, 2003

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INDEPENDENT ACCOUNTANTS' AWARENESS LETTER


Public Service Company of New Mexico
Albuquerque, New Mexico

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Public Service Company of New Mexico and subsidiaries for the three-month periods ended March 31, 2003 and 2002, as indicated in our report dated May 9, 2003 (which review report includes an explanatory paragraph related to the Company's adoption of Statements of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations); because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, is incorporated by reference in this Registration Statement.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Omaha, Nebraska
June 12, 2003